Exhibit 99.1


             Statement Under Oath of Principal Executive Officer and
                 Principal Financial Officer Regarding Facts and
                 Circumstances Relating to Exchange Act Filings

I, Douglas N. Daft, Chairman of the Board of Directors and Chief Executive Officer of The Coca-Cola Company, state and attest that:

     (1) To the best of my knowledge, based upon a review of the covered reports of The Coca-Cola Company (the "Company"), and, except as corrected or supplemented in a subsequent covered report:

            - no covered report contained an untrue statement of a material fact as of the end of the period covered by such report (or in the case of a report on Form 8-K or definitive proxy materials, as of the date on which it was filed); and

            - no covered report omitted to state a material fact necessary to make the statements in the covered report, in light of the circumstances under which they were made, not misleading as of the end of the period covered by such report (or in the case of a report on Form 8-K or definitive proxy materials, as of the date on which it was filed).

     (2) I have reviewed the contents of this statement with the Company's audit committee.

     (3) In this statement under oath, each of the following, if filed on or before the date of this statement, is a "covered report":

            - Annual Report on Form 10-K for the year ended December 31, 2001 of The Coca-Cola Company;

            - all reports on Form 10-Q, all reports on Form 8-K and all definitive proxy materials of The Coca-Cola Company filed with the Commission subsequent to the filing of the Form 10-K identified above; and

            -  any amendments to any of the foregoing.


/s/ DOUGLAS N. DAFT                         Subscribed and sworn to before me
-------------------                         this 12th day of August, 2002.
Douglas N. Daft
Chairman of the Board of Directors
and Chief Executive Officer
August 12, 2002                             /s/ JULIE FORDHAM
                                            -----------------------------
                                            Notary Public, Henry County, Georgia

                                            My Commission Expires:
                                            June 20, 2005